Exhibit 10.3

DEBT SETTLEMENT AGREEMENT

This DEBT SETTLEMENT AGREEMENT (the “Agreement”), is made this 30th day of January 2024, by and between RespireRx Pharmaceuticals Inc (“Borrower”), and [xxx] (“Holder”):

WHEREAS, the Borrower issued a Promissory Note to James S. Manuso on or about April 10, 2018 in the principal amount of $50,000 (the “Note”), as evidenced by the Promissory Note attached hereto as Exhibit A.

WHEREAS, the entire principal amount of the Promissory Note and all accrued interest thereon remains outstanding as of the date hereof.

WHEREAS the Holder acquired the Note from James S Manuso on January 30, 2024, as evidenced the Assignment Agreement attached hereto as Exhibit B.

NOW, THEREFORE, in consideration of these premises and the mutual agreements contained in this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Borrower will issue an Amended and Restated Convertible Promissory Note to the Holder in the principal amount of $54,000 (the “Amended Note”). The $54,000 includes the original $50,000 principal plus $4,000 in accrued interest. The Amended Note shall be convertible at a fixed price of $0.0015 per share.

2.	Holder will forgive any remaining accrued interest, penalties and defaults.

3.	Holder will renounce its rights to any collateral related to the Note.

4.	No additional consideration will be paid to the Holder, Borrower, or any third party with respect to these tranasactions.

IN WITNESS WHEREOF, the Assignor has executed this agreement on the date first stated above.

[xxx]

By:	/s/ [xxx]
Name:

RespireRx Pharmaceuticals Inc.

By:	/s/ Jeff Eliot Margolis
Name:	Jeff Eliot Margolis
Title:	SVP, CFO, Treasurer, Secretary